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EXHIBIT 10.2

FORM OF
ESCROW AGREEMENT

        THIS ESCROW AGREEMENT is made as of the    day of            , 20    , by and between                        , a state-chartered, commercial bank being organized under the laws of                        (the "Bank") and First Tennessee Bank, National Association, Chattanooga, Tennessee ("Escrow Agent").

WITNESSETH:

        WHEREAS, the Bank is a state-chartered commercial bank in organization under the laws of the State of                        ; and

        WHEREAS, the Tennessee Department of Financial Institutions ("TDFI") requires that funds paid in by subscribers to the shares of the Bank (the "Escrow Deposit") be either invested in short-term U.S. Government Securities or held in an interest-bearing escrow account; and

        WHEREAS, the Bank desires that the Escrow Agent serve as Escrow Agent hereunder, and the Escrow Agent is willing to do so, all upon the terms and conditions hereinafter set forth.

        NOW, THEREFORE, it is mutually agreed as follows:

1.
Distribution of Escrow Deposit

        1.1  The Escrow Agent shall distribute the Escrow Deposit, together with all interest earned thereon, in accordance with any written notice from the Bank, within two (2) business days following receipt by Escrow Agent of such written notice. The Escrow Agent shall be entitled to rely on such notice signed by a representative of the Bank without further investigation or inquiry. The Bank shall furnish written confirmation that the TDFI and the Federal Deposit Insurance Corporation ("FDIC") have issued final authorization for the Bank to operate as a state-chartered, federally insured bank before the Escrow Deposit and all interest earned thereon shall be distributed by the Escrow Agent.

2.
Rights and Obligations of the Escrow Agent

        2.1  The Escrow Agent (i) shall not be liable for any error of judgment, act done or omitted by it in good faith, or mistake of fact or law, unless caused by its own gross negligence or willful misconduct; (ii) shall be entitled to treat as genuine any letter, certified court order, or other document furnished to it by the Bank and believed by it to be genuine and to have been signed and presented by a representative of the Bank; (iii) shall be reimbursed according to the schedule attached hereto as Exhibit A; and (iv) shall not be bound in any way by any agreement other than this Escrow Agreement as it may be amended, whether or not it has knowledge of the existence of such a contract or agreement or its terms and conditions. Its only duties or responsibilities shall be to hold the Escrow Deposit, as Escrow Agent, and to distribute the Escrow Deposit in accordance with the terms of this Escrow Agreement.

        2.2.  Should litigation be instituted by or against the Bank, or should a dispute arise which requires additional duties of the Escrow Agent or its appearance in court, the Escrow Agent shall be compensated for its services and for its reasonable expenses incurred thereby including reasonable attorney's fees and expenses, except for claims against the Escrow Agent for its gross negligence or willful misconduct,

3.
Miscellaneous

        3.1  All notices or other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered mail, return receipt requested as follows:

        If to the Escrow Agent:

        If to the Bank:

        With copy to:

        3.2  "Representative of the Bank" shall mean                        .

        3.3  This Escrow Agreement may be altered or amended only by a written instrument signed by all parties hereto. Should the parties attempt to change this Escrow Agreement in a manner that would either increase the Escrow Agent's duties or responsibilities or would, in the sole and absolute discretion of the Escrow Agent, be undesirable, the Escrow Agent may resign as Escrow Agent by notifying the Bank by registered mail at the address contained herein, and until a successor Escrow Agent is appointed by the Bank and accepts such appointment, its only duty shall be to hold Escrow Deposit in accordance with the original instructions contained in this Escrow Agreement.

        3.4  This Escrow Agreement shall be governed by and construed and enforced in accordance with the substantive laws and procedural provisions in force in the State of Tennessee.

        3.5  This Escrow Agreement and all agreements referred to herein represent the entire agreement between the parties with respect to the subject matter hereof.

        3.6  This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and permitted assigns.

        3.7  This Escrow Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement.

        IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

BANK:
By:
Title:
ESCROW AGENT:
By:
Title:

EXHIBIT A

        The cost to the Bank: for the services of the Escrow Agent shall be one thousand five hundred dollars ($1,500.00), payable upon the disbursement of all the escrowed funds pursuant to the Escrow Agreement; provided, however, in the event that the Bank is not established and checks must be cut to refund escrowed funds to subscribers; the Bank shall pay the Escrow Agent two dollars ($2.00) per check for each check cut.

First Tennessee Bank, N.A.
Escrow Agent for

Date		Batch Number

Number of Checks	=	Total

Signature

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FORM OF ESCROW AGREEMENT